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                                                                    Exhibit 21.1

                                  NOVELIS INC.

NAME OF ENTITY                                      JURISDICTION OF ORGANIZATION
Novelis Corporation                                 Texas, United States
Novelis de Mexico S.A. de C.V.                      Mexico
Novelis PAE Corporation                             Delaware, United States
Logan Aluminum Inc.                                 Delaware, United States
Eurofoil Inc. (USA)                                 New York, United States
Euronorca Partners                                  New York, United States
Novelis A.G.                                        Switzerland
Novelis Switzerland S.A.                            Switzerland
Novelis Technology A.G.                             Switzerland
Novelis Italy s.r.l.                                Italy
Novelis Europe Holdings, Ltd.                       United Kingdom
Novelis Aluminium Holdings Company                  Ireland
Novelis Benelux NV                                  Belgium
Novelis Deutschland GmbH                            Germany
Aluminium Norf GmbH                                 Germany
Isytec GmbH                                         Germany
Alcan Aluminium Beteiligungsgesellschaft mbH        Germany
Novelis UK Ltd.                                     United Kingdom
Novelis Luxembourg Participations S.A.              Luxembourg
Novelis Automotive UK Ltd.                          United Kingdom
Novelis Luxembourg S.A.                             Luxembourg
Novelis Belgique S.A.                               Belgium
Novelis Foil France                                 France
Novelis Sweden AB                                   Sweden
Novelis Lamines France                              France
Novelis PAE                                         France
Novelis Specialites France                          France
4260848 Canada Inc.                                 Canada
4260856 Canada Inc.                                 Canada
Novelis Korea Ltd.                                  South Korea
Aluminum Company of Malaysia Berhad                 Malaysia
Al Dotcom Sdn Berhad                                Malaysia
Alcom Aluminum Service Sdn Berhad                   Malaysia
Jen Wu Machinery Sdn Berhad                         Malaysia
Alcom Nikkei Special Coatings Sdn Berhad            Malaysia
Novelis do Brasil Ltda                              Brazil
Consorcio Candonga (unincorporated joint venture)   Brazil
Novelis Cast House Technology Ltd.                  Canada

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